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                                                                     EXHIBIT 5.1

                                  June 14, 2001

Borders Group, Inc.
100 Phoenix Drive
Ann Arbor, Michigan 48108

         Re:      Borders Group, Inc.
                  Non-Qualified Deferred Compensation Plan
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         As general counsel for Borders Group, Inc., a Michigan corporation (the "Company"), I am acting as counsel to the Company in connection with the Registration Statement on Form S-8 with exhibits thereto (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, relating to the registration of non-qualified deferred compensation obligations (the "Obligations") of the Company to be offered under the Company's Non-Qualified Deferred Compensation Plan (the "Plan").

         As such counsel, I have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the adoption and amendment of the Plan. I have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all such public officials and of representatives of the Company, and have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as I have deemed proper and necessary as a basis for rendering this opinion.

         Based upon, and subject to, the foregoing, I am of the opinion that the Obligations have been duly authorized for issuance and, when the Obligations are issued by the Company pursuant to the terms of the Plan, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Plan, except as enforceability
(i) may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving the foregoing consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                   Very truly yours,

                                   BORDERS GROUP, INC.




                                   /s/  Thomas D. Carney
                                   Thomas D. Carney
                                   Vice President, Secretary and General Counsel